Exhibit 1.A(10)

[logo of ING Security Life]         Security Life of Denver Insurance Company
                                    Variable Life Customer Service Center
                                    P.O. Box 173888
                                    Denver, CO 80217-3885
                                    1-800-848-6362
                                    Fax: 303-860-2695

GUARANTEED ISSUE VARIABLE LIFE INSURANCE APPLICATION

    _
1 |_| Check here if for PENSION or similar tax qualified plan. State plan type in Special Instructions.


SECTION A - PROPOSED INSURED

2   Name     (First   Middle   Last)                   Birthdate (Mo/Day/Yr)          Birthstate         Sex
                                                                                                      _       _
                                                                                                     |_| M   |_| F
    Home Address  (Street, Apt. No.)                         City                      State            Zip Code


    Social Security Number                             Home Phone  (            )     Work Phone  (            )


3a  Occupation:________________________________   3b  Date of Hire:_____________

4a Is Proposed Insured currently actively at work on a full time basis performing all duties of Proposed Insured's regular occupation, at Proposed Insured's customary place of employment for at least 30 hours per week?
     _       _
    |_| Yes |_| No  If "No" explain:
    ____________________________________________________________________________

4b Has Proposed Insured: (1) been absent from work due to illness or medical treatment for a period of 5 business days or more within the last 90 days; or (2) been hospitalized for any reason during this same period?
     _       _
    |_| Yes |_| No If "Yes" explain:
    ____________________________________________________________________________

5 Has Proposed Insured used tobacco (cigarettes, cigars, chewing tobacco, pipe, nicotine substitutes, etc.) or any other substance containing nicotine within the last 12 months?
     _       _
    |_| Yes |_| No  If "Yes," what type and frequency?
    ____________________________________________________________________________

6 Is this insurance to replace, or will it cause any change in, any existing life insurance or annuity on any person proposed for coverage?
     _       _
    |_| Yes |_| No  If "Yes" submit a completed replacement form with this
                    application.



SECTION B - OWNER (IF OTHER THAN PROPOSED INSURED)
7a  Owner's Name and Address            7b  Owner's Social Security Number
                                            (or Tax I.D. Number)

                                        7c  Owner's Relationship to Proposed
                                            Insured






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Q2009-11/97  (Guaranteed Issue Application)

SECTION C - BENEFICIARIES
8a  Primary Beneficiary_______________________  Relationship to Insured_________
    (or Trust information)   Social Security Number (or Tax I.D. Number)________

8b  Contingent Beneficiary____________________  Relationship to Insured_________
    (or Trust information)   Social Security Number (or Tax I.D. Number)________



SECTION D - BILLING
9   Employer's Name and Address         10  Mailing address (for Premium
                                            Notices and Correspondence)





11  Payment Method:  List bill          12  Premium Mode:



SECTION E - PLAN INFORMATION - FLEXIBLE PREMIUM VARIABLE LIFE INSURANCE POLICY
13  Product                             14  Policy Issue Date
                                            (Mo/Day/Yr):________________________

15  Guaranteed Issue Version            16  Unisex Version


17  Stated Death Benefit



SECTION F - GUARANTEED MINIMUM DEATH BENEFIT OPTION
18  GUARANTEE PERIOD (SELECT ONE, IF OPTION DESIRED; OTHERWISE THERE WILL BE NO
                      GUARANTEED PERIOD)
     _                                                     _
    |_| Later of ten years or proposed insured's age 65   |_| Lifetime of
                                                              proposed insured
    Note: The Guarantee Period will terminate if:
    a. You fail to pay the required Guarantee Period Annual premium defined in your prospectus; or
    b. Your Account Value on any Monthly Processing date is not diversified according to the following rules:
       1. No more than 35% of your Net Account Value may be invested in any one division; and
       2. Your Net Account Value must be invested in at least FIVE divisions.

       You will satisfy these diversification requirements if: (i) you participate in the Automatic Rebalancing feature defined in and governed by the policy prospectus in effect at the time you elect the Guarantee Period and your Automatic Rebalancing allocations comply with the diversifications specified above; or (ii) you elect Dollar Cost Averaging and direct the resulting transfers into at least four other Divisions with no more than 35% of any transfer being to any one division.

       There may be other circumstances that will cause the Guarantee Period to terminate before its scheduled expiration date. See your prospectus for further information.





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Q2009-11/97  (Guaranteed Issue Application)
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SECTION G - PREMIUM INFORMATION
19 Initial Premium Allocation. Please allocate your Initial Premium to the Guaranteed Interest Division and/or among the Variable Account Divisions. Please use whole number percentages for each Division elected. You must allocate at least 1% of your Premium Allocation to each Division in which you elect to invest. The total must equal 100%.

    _______% GUARANTEED INTEREST DIVISION

                                                          VARIABLE ACCOUNT DIVISIONS

    AIM                                         INVESCO                                      VAN ECK
    _____%  V.I. Government Securities          _____%  Equity Income                        _____%  Worldwide Emerging Markets
    _____%  V.I. Capital Appreciation           _____%  High Yield                           _____%  Worldwide Bond
                                                _____%  Utilities                            _____%  Worldwide Real Estate
    ALGER AMERICAN                              _____%  Total Return
    _____%  Small Capitalization                _____%  VIF Small Company Growth
    _____%  MidCap Growth
    _____%  Growth                              NEUBERGER & BERMAN
                                                _____%  Limited Maturity Bond
    FIDELITY INVESTMENTS                        _____%  Partners Portfolio
    _____%  Growth Portfolio
    _____%  Overseas
    _____%  Index 500




SECTION H - SUITABILITY
20  a. Have you, the Proposed Insured, and the Owner, if other than the
       Proposed Insured, received a current Prospectus dated ________________ for the Variable Life Insurance policy applied for and current prospectus
                                                    _        _
       for each of the Variable Account Divisions? |_| Yes  |_| No
    b. DO YOU UNDERSTAND THAT UNDER THE POLICY APPLIED FOR THE AMOUNT OR DURATION OF THE DEATH BENEFIT MAY VARY UNDER SPECIFIED CONDITIONS; POLICY VALUES MAY INCREASE OR DECREASE IN ACCORDANCE WITH THE INVESTMENT EXPERIENCE OF INVESTMENT DIVISIONS IN A SEPARATE ACCOUNT, AND MAY INCREASE IN ACCORDANCE WITH THE INTEREST CREDITED IN THE GUARANTEED INTEREST DIVISION; AND THE AMOUNT PAYABLE AT THE FINAL POLICY DATE IS NOT GUARANTEED BUT IS DEPENDENT ON THE AMOUNT THEN IN THE ACCOUNT VALUE?
        _        _
       |_| YES  |_| NO
    c. Do you understand that any personalized illustrations received are based on hypothetical interest assumptions which may not be indicative of actual future investment experience of our Separate Account or of actual
                                                               _        _
       interest credited in our Guaranteed Interest Division? |_| Yes  |_| No
    d. With this in mind, is the policy in accord with your insurance objectives
                                              _        _
       and your anticipated financial needs? |_| Yes  |_| No

21  Special Instructions







HOME OFFICE CORRECTIONS (INSURANCE COMPANY USE ONLY)








   (NOT APPLICABLE IN NORTH DAKOTA, OREGON, PENNSYLVANIA, AND WEST VIRGINIA.)


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Q2009-11/97  (Guaranteed Issue Application)
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
                                          FRAUD WARNINGS (FOR ALL STATES EXCEPT OREGON)
FOR APPLICANTS IN ALL STATES    Any person who knowingly and with intent to injure, defraud, or deceive any insurance company,
EXCEPT COLORADO, CONNECTICUT,   files an application, statement or claim containing any false, incomplete, or misleading information
PENNSYLVANIA AND VIRGINIA:      may be guilty of insurance fraud.

FOR APPLICANTS IN COLORADO:     IT IS UNLAWFUL TO KNOWINGLY PROVIDE FALSE, INCOMPLETE, OR MISLEADING FACTS OR INFORMATION TO AN
                                INSURANCE COMPANY FOR THE PURPOSE OF DEFRAUDING OR ATTEMPTING TO DEFRAUD THE COMPANY. PENALTIES MAY
                                INCLUDE IMPRISONMENT, FINES, DENIAL OF INSURANCE, AND CIVIL DAMAGES. ANY INSURANCE COMPANY OR AGENT
                                OF AN INSURANCE COMPANY WHO KNOWINGLY PROVIDES FALSE, INCOMPLETE, OR MISLEADING FACTS OR INFORMATION
                                TO A POLICYHOLDER OR CLAIMANT FOR THE PURPOSE OF DEFRAUDING OR ATTEMPTING TO DEFRAUD THE
                                POLICYHOLDER OR CLAIMANT WITH REGARD TO A SETTLEMENT OF AWARD PAYABLE FROM INSURANCE PROCEEDS SHALL
                                BE REPORTED TO THE COLORADO DIVISION OF INSURANCE WITHIN THE DEPARTMENT OF REGULATORY AGENCIES.

FOR APPLICANTS IN CONNECTICUT:  Any person who knowingly and with intent to injure, defraud, or deceive any insurance company, files an application, statement or claim containing any false, incomplete, or misleading information may be guilty of insurance fraud as determined by a court of competent jurisdiction.

FOR APPLICANTS IN PENNSYLVANIA: Any person who knowingly and with intent to defraud any insurance company or other person files an application for insurance or statement of claim containing any materially false information or conceals for the purpose of misleading, information concerning any fact material thereto commits a fraudulent insurance act, which is a crime and subjects such person to criminal and civil penalties.

FOR APPLICANTS IN VIRGINIA:     Any person who with intent to defraud, or knowing that he is facilitating a fraud against an insurer, submits an application, statement or files a claim containing false, or deceptive statement may have violated state law.

AGREEMENTS: All statements and answers in this application (which includes supplements and amendments) are true and complete to the best of my knowledge and belief. I also agree that:
1. The statements and answers in this application will be relied upon and form the basis of any insurance.
2. No information will be considered as having been given to Security Life unless it is written in this application. (THIS PARAGRAPH DOES NOT APPLY IN THE STATES OF ALASKA, MAINE, MISSOURI, OREGON, SOUTH CAROLINA, SOUTH DAKOTA AND WISCONSIN.)
3. No agent or any other unauthorized person can make or change any insurance contract or give up any of Security Life's rights or requirements. Any change must be in writing and signed by an officer of Security Life.
4. Security Life may amend this application by an appropriate notation in the space designated "Home Office Corrections" in order to correct errors or omissions or to conform the application with any policy that may be issued. The acceptance of the policy constitutes a ratification of such amendments. (THIS PARAGRAPH DOES NOT APPLY IN THE STATES OF NORTH DAKOTA, OREGON, PENNSYLVANIA, AND WEST VIRGINIA.) In those states, including Maryland, where change in amount, age at issue, classification, plan, premium, or benefit requires the written consent of the applicant, no change may be ratified except by a written acceptance. We reserve the right to make any changes required by law.
5. INSURANCE UNDER POLICY APPLIED FOR - EXCEPT AS MAY BE PRO- VIDED IN ANY COVERAGE PROVIDED BY A CONDITIONAL RECEIPT, NO POLICY OF INSURANCE WILL BE IN FORCE UNTIL (1) THE FIRST POLICY PREMIUM IS PAID AND (2) THE POLICY IS DELIVERED WHILE THE FACTS AND HEALTH CONDITION OF THE PROPOSED INSURED(S) ARE AS REPRESENTED IN THIS APPLICATION. WHEN THESE CONDITIONS ARE SATISFIED, THE POLICY AS DELIVERED WILL THEN TAKE EFFECT.
6. I certify, under penalty of perjury, that my social security/tax identification number(s) is shown and is correct and that I am not subject to back up withholding.
7. If the contract applied for is for a pension, profit-sharing, HR10, or other tax qualified plan, any policy issued shall not be transferable other than to the insurer, except as directed by the Plan Administrator. Other applicable provisions may be added to the contract.

I know of nothing else affecting the risk. In addition to the Agreements above, I have read and agree to the information and agreements contained in Section 21, Special Instructions.
-> Signature of Proposed Insured________________________   -> Date______________

-> Signature of Owner___________________________________   -> Date______________
   (If other than Proposed Insured)

-> Name and Title of Owner______________________________________________________
   (If owner is a business entity, print the business entity's name and the title of person signing.)

-> APPLICATION SIGNED BY PROPOSED INSURED OR OWNER (IF OTHER THAN PROPOSED
   INSURED) IN:                                            -> STATE ____________


AGENT USE ONLY (Please print)
Do you have knowledge or reason to believe that replacement of existing life
                                       _        _
insurance or annuity may be involved? |_| Yes  |_| No
If "Yes" please provide appropriate replacement forms.

Signature of Agent/Registered Rep________________________________   Reg. Rep Number____________   % Split__________

Signature of Agent/Registered Rep________________________________   Reg. Rep Number____________   % Split__________

Signature of Agent/Registered Rep________________________________   Reg. Rep Number____________   % Split__________



________________________________________   _____________________________________
    Name of Broker/Dealer/Branch/OSJ          Name of Broker/Dealer/Branch/OSJ

Q2009-11/97  (Guaranteed Issue Application)

[Logo of Security Life]                                  Security Life of Denver
                                                         Insurance Company
                                                         1290 Broadway
                                                         Denver, CO 80203-5699

                                Guaranteed Issue
                     Binding Limited Life Insurance Coverage

For premium(s) received from the employer in connection with the following Guaranteed Issue Applications, Security Life provides a limited amount of life insurance coverage for a short time while it decides whether to issue and deliver the policy or certificate applied for. This coverage is subject to the terms and conditions set out below.

                                               AMOUNT     |                                                 AMOUNT
              PROPOSED             PREMIUM   OF LIMITED   |                PROPOSED             PREMIUM   OF LIMITED
APP.#          INSURED             RECEIVED   LIFE INS.   |  APP.#          INSURED             RECEIVED   LIFE INS.
-----------------------------------------------------------------------------------------------------------------------------
______  _________________________  ________  ___________  |  ______  _________________________  ________  ___________
______  _________________________  ________  ___________  |  ______  _________________________  ________  ___________
______  _________________________  ________  ___________  |  ______  _________________________  ________  ___________
______  _________________________  ________  ___________  |  ______  _________________________  ________  ___________
______  _________________________  ________  ___________  |  ______  _________________________  ________  ___________
______  _________________________  ________  ___________  |  ______  _________________________  ________  ___________
______  _________________________  ________  ___________  |  ______  _________________________  ________  ___________
______  _________________________  ________  ___________  |  ______  _________________________  ________  ___________
______  _________________________  ________  ___________  |  ______  _________________________  ________  ___________
______  _________________________  ________  ___________  |  ______  _________________________  ________  ___________
______  _________________________  ________  ___________  |  ______  _________________________  ________  ___________

                              TERMS AND CONDITIONS

AMOUNT OF COVERAGE
If a Proposed Insured dies while this coverage is in effect, Security Life will pay the Amount of Limited Life Insurance on the Proposed Insured set out above. There is no premium waiver coverage.

DATE COVERAGE BEGINS
Coverage on the Proposed Insured under this agreement starts when a premium has been accepted while the Proposed Insured is currently engaged in active full-time work. Active full-time work is working at least 30 hours per week in a normal capacity with no hospitalizations and no absences from work due to illness or accident (except absences due to minor illnesses or accidents for no more than 5 total days during the 3-month period).

DATE COVERAGE ENDS
The coverage on the Proposed Insured will end automatically on the EARLIEST of the dates:
o   Security Life returns the premium(s)
o Five days after Security Life mails a notice of termination to the owner's address on the Application; or
o Coverage starts under any Security Life policy or certificate resulting from Application.

Security Life may send the notice of return premium(s) at any time before delivery of the policy or certificate.

There is no insurance coverage if:
o   The Proposed Insured dies by suicide, or self-inflicted injury;
o   The premium check is not honored; or
o The Proposed Insured is not currently engaged in active full-time work at the time the premium is accepted.

BENEFICIARY
Any benefit will be paid to the beneficiary named in the application on the Proposed Insured. If death is before such an application is completed, it will be paid to (check one):

 _
|_| Proposed Insured's estate, or

 _
|_| Other  __________________________________________________

Premiums for an application will be returned if: an application is not approved; or a benefit is paid under this coverage; or any condition of the Guaranteed Issue offer is not met.

No agent can waive or modify this coverage in any way.
--------------------------------------------------------------------------------
    No premium may be accepted if:
    o   the Proposed Insured is not currently engaged in active
        full-time work; or
    o   any condition of the Guaranteed Issue offer is not met.
    The amount of Limited Life Insurance shall be no more than the lesser of: the amount specified in the Guaranteed Issue offer; or $3 million.
--------------------------------------------------------------------------------
Agreed to on ______________________________, 19________

_____________________________________________(EMPLOYER)


By ____________________________________________________
   Print employer's name and have officer sign.

Agent _________________________________________________



Q1112 B-6/98                                                    HOME OFFICE COPY